Medicure Inc.
Item - 18 Reconciliation with United States Generally Accepted Accounting Principles
Years Ended May 31, 2006 and 2005
Three months ended August 31, 2006 and 2005 (Unaudited)
(expressed in Canadian dollars)

     Medicure Inc. (the “Corporation”) follows generally accepted accounting principles in Canada (“Canadian GAAP”) in the preparation of its consolidated financial statements, which principles are different in some respects from those applicable in the United States (U.S.GAAP) and from practices prescribed by the United States Securities and Exchange Commission. The Corporation has prepared a reconciliation of the significant measurement differences between Canadian GAAP and U.S. GAAP in accordance with Item 17 of Form 20-F, which, for the years ended May 31, 2006 and 2005 is included in the Corporation’s 2006 consolidated financial statements in its Annual Report on Form 20-F and for the three months ended August 31, 2006 and 2005 is included in the Corporation’s fiscal 2007 first quarter consolidated financial statements included in its periodic report on Form 6-K. For purposes of this registration statement on Form F-10, the Corporation is also required to reconcile additional significant disclosure differences in accordance with Item 18 of Form 20-F. The additional significant disclosure differences between Canadian GAAP and U.S. GAAP are set out below.

The financial information set out below as at August 31, 2006 and for the three months ended August 31, 2006 and 2005 is unaudited; however, such information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented.

(a)	Accounts Payable and Accrued Liabilities:

As at:	August 31,	May 31,	May 31,	May 31,
	2006	2006	2005	2004
	(Unaudited)

Trade and other accounts payable
and accrued liabilities	$1,124,446	$634,164	$275,624	$160,260
Accounts payable related to research
and development	1,533,396	1,010,175	2,457,130	657,316
	$2,657,842	$1,644,339	$2,732,754	$817,576

(b)	Accounts Receivable

As at	August 31,	May 31,	May 31,	May 31,
	2006	2006	2005	2004
	(Unaudited)

Trade accounts receivable	$277,252	$–	$–	$–
Interest receivable	242,607	189,936	97,917	234,009
SR&ED refundable tax credit receivable	237,000	237,000	341,887	–
GST receivable	36,882	17,895	28,389	16,924
Other	2,032	13,593	1,557	27,164
	$795,773	$458,424	$469,750	$278,097

(c)	Contributed Surplus:

Period ended	August 31,	May 31,	May 31,	May 31,
	2006	2006	2005	2004
	(Unaudited)

Balance, beginning of period	$2,070,670	$996,301	$491,423	$105,375

Stock-based compensation on options granted in
the period	184,813	1,227,558	504,878	368,048
Transfer to capital stock	(12,318)	(153,189)	–	–

Balance, end of period	$2,243,165	$2,070,670	$996,301	$491,423

(d)	Foreign Exchange Gain (Loss)

Period ended	August 31,	August 31,	May 31,	May 31,	May 31,
	2006	2005	2006	2005	2004
	(Unaudited)	(Unaudited)

Foreign exchange gain (loss)	$325,433	$(55,639)	$(200,437)	$64,413	$–

(e)	Stock-based Compensation:

Period ended	August 31,	August 31,	May 31,	May 31,	May 31,
	2006	2005	2006	2005	2004
	(Unaudited)	(Unaudited)

Stock-based compensation
expense recorded to:
Research and development	$77,290	$25,257	$151,945	$132,174	$156,642
General and administrative	107,523	64,059	593,625	372,704	229,406
	$184,813	$89,316	$745,570	$504,878	$386,048

(f)	Earnings per share

The following securities could potentially dilute basic earnings per share but have been excluded from its calculation since their effect would be anti-dilutive:

	August 31,	August 31,	May 31,	May 31,	May 31,
	2006	2005	2006	2005	2004
	(Unaudited)	(Unaudited)

Options:
As at end of period	3,468,361	2,504,333	3,300,028	2,372,333	2,307,033

Warrants:
As at end of period	6,706,860	2,706,860	6,706,860	502,403	502,403

Total:
As at end of period	10,175,221	5,211,193	10,006,888	2,874,736	2,809,436

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Medicure Inc.

Under date of June 30, 2006, except as to Note 11, which is as of August 9, 2006, we reported on the consolidated balance sheets of Medicure Inc. (a Development Stage Enterprise) as at May 31, 2006 and 2005 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended May 31, 2006 and for the cumulative period from inception on September 15, 1997 to May 31, 2006 which consolidated financial statements are incorporated by reference in the prospectus dated December 28, 2006 included in the Registration Statement on Form F-10. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental note entitled "Item 18 - Reconciliation with United States Generally Accepted Accounting Principles" as set forth in the Registration Statement. This supplemental note is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this supplemental note based on our audits.

In our opinion, such supplemental note, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Chartered Accountants

Winnipeg, Canada
June 30, 2006, except as to Note 11,
which is as of August 9, 2006